UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2016

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 17, 2016, the Compensation Committee (the "Committee") of the Board of Directors of LSI established annual salaries and determined cash bonuses for the Company's executive officers as follows:

Name	Fiscal 2016 Cash Bonus	Fiscal 2017 Base Salary (effective 9/1/16)

Dennis W. Wells	$516,395	$560,000
President and Chief Executive Officer

Ronald S. Stowell	$97,850	$400,608
Vice President, Chief Financial Officer &
Treasurer

Shawn M. Toney	$82,476	$337,665
President, and President of
LSI Lighting Segment

Jeff A. Croskey	$47,004	$288,660
President, LSI Graphics Segment
and President, Grady McCauley Inc.

Andrew J. Foerster	$71,506	$295,622
Executive Vice President and
Chief Technology Officer

Bonus payments to Messers. Stowell, Toney, McCauley and Foerster were paid pursuant to LSI's Fiscal Year 2016 Named Executive Officer Incentive Compensation Plan (the "2016 Incentive Plan"). The 2016 Incentive Plan provides for cash bonus awards to the Company's named executive officers that are driven by the achievement of defined key performance indicators which reflect the Registrant's operating results.  A graduated scale of bonus potential stated as a percentage of base salary is identified  at indicated levels of achievement of key performance indicators. Ten percent of the bonus potential for a named executive officer is discretionary and to be determined by subjective measures. As the 2016 Incentive Plan does not apply Mr. Wells, the Committee determined Mr. Wells' incentive compensation in its discretion and pursuant to his employment agreement.

The Committee also revised the LSI Industries Inc. Short Term Incentive Plan for Named Executive Officers - - FY2017 to also cover the FY2017 incentive for the Company's Chief Executive Officer.  This revised plan is included as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1	LSI Industries Inc. Short Term Incentive Plan for Named Executive Officers - - FY2017 (Revised August 17, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
August 22, 2016